UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24548 (Commission File Number)	63-1120122 (IRS Employer Identification Number)

900 West Main Street Dothan, Alabama (Address of principal executive offices)	36301 (Zip Code)

(334) 677-2108
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1 PURCHASE AGREEMENT
EX-10.2 INDENTURE DATED APRIL 27,2005
EX-10.3 REGISTRATION RIGHTS AGREEMENT
EX-10.4 CREDIT AGREEMENT DATED APRIL 27, 2005
EX-99.1 PRESS RELEASE DATED APRIL 26, 2005
EX-99.2 PRESS RELEASE DATED APRIL 27, 2005

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A. Senior Notes Offering

     On April 25, 2005, Movie Gallery, Inc., a Delaware corporation (“Movie Gallery”) entered into a Purchase Agreement (the “Purchase Agreement”) with Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp. (collectively, the “Initial Purchasers”) with respect to the issuance of $325.0 million in aggregate principal amount of 11% Senior Notes due 2012. Under the Purchase Agreement, the Notes were offered and sold to the Initial Purchasers and resold to qualified institutional buyers in reliance upon the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions in reliance upon Regulation S under the Securities Act.

     On April 27, 2005, Movie Gallery completed the offering of the Notes and issued the Notes pursuant to an Indenture by and among Movie Gallery, the Guarantors and SunTrust Bank, as trustee (the “Indenture”). Movie Gallery used the proceeds from the issuance of the Notes to fund part of the cash consideration for its acquisition of Hollywood Entertainment Corporation (“Hollywood”), to finance a tender offer for all of Hollywood’s 9.625% Senior Subordinated Notes due 2012, to repay certain existing indebtedness of Hollywood and to pay related fees and expenses.

     The Notes are general unsecured obligations of Movie Gallery and are unconditionally guaranteed on a senior basis, as to the payment of principal and interest by each of Movie Gallery’s current and future domestic restricted subsidiaries, including Hollywood (collectively, the “Guarantors”). The Notes will mature on May 1, 2012. Interest on the Notes will accrue from April 27, 2005, and Movie Gallery will pay interest twice a year, on each May 1 and November 1, beginning November 1, 2005. Before May 1, 2008, Movie Gallery may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price equal to 111% of their aggregate principal amount, plus accrued interest, with the net cash proceeds of certain equity offerings. In addition, on or after May 1, 2003, Movie Gallery may redeem some or all of the Notes at any time at redemption prices that start at 105.500% of their aggregate principal amount. Movie Gallery is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if it experiences specific kinds of changes in control.

     The Indenture contains covenants that will, among other things, limit Movie Gallery’s ability and that of its restricted subsidiaries to:

•	incur indebtedness or issue preferred stock;

•	pay dividends or make other distributions or repurchase or redeem its stock or subordinated indebtedness or make investments;

•	sell assets and issue capital stock of its subsidiaries;

•	use the proceeds of permitted sales of assets;

•	create liens;

•	enter into agreements restricting its subsidiaries’ ability to pay dividends;

•	enter into transactions with affiliates;

•	engage in new lines of business;

•	consolidate, merge or sell all or substantially all of its assets; and

•	issue guarantees of debt.

     In connection with the issuance of the Notes, on April 27, 2005, Movie Gallery also entered into a Registration Rights Agreement by and among Movie Gallery, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Movie Gallery and the Guarantors have agreed to use their commercially reasonable best efforts to file and cause to become effective a registration statement with respect to an offer to exchange the Notes for notes registered under the Securities Act, having substantially identical terms as the Notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). Movie Gallery will be required to pay additional interest on the Notes if it fails to perform certain obligations under the Registration Rights Agreement, including:

•	filing the registration statement relating to the exchange offer by July 26, 2005;

•	causing that registration statement to become effective by October 24, 2005; or

•	completing the exchange offer by December 5, 2005.

B. Senior Credit Facility

     Also on April 27, 2005, Movie Gallery entered into a new senior credit facility with a syndicate of financial institutions, including Wachovia Capital Markets LLC, as sole lead arranger and sole book running manager, Wachovia Bank, N.A., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent.

     Movie Gallery’s new senior credit facility provides for aggregate borrowings of up to $870.0 million and will consist of a five-year $95.0 million Term Loan A facility, a six-year $700.0 million Term Loan B facility and a five-year $75.0 million revolving credit facility (which may, at Movie Gallery’s option, increase from $75 million to up to $100 million if willing lenders agree to provide the additional amount). A portion of the new revolving credit facility, in amounts to be agreed upon, will be available as a Canadian dollar sub-facility and as letter of credit sub-facilities and as swing-line sub-facilities. In connection with entering into the new senior credit facility, Movie Gallery borrowed $795.0 million under the term loan facilities. The borrowings under the new senior credit facility were used to provide a portion of the proceeds required to consummate the merger with Hollywood, to finance a tender offer for all of Hollywood’s 9.625% Senior Subordinated Notes due 2012, to repay certain existing indebtedness of Hollywood and to pay related fees and expenses. As of April 27, 2005, no amounts were borrowed under the new revolving credit facility, except for letters of credit that were previously issued and are deemed to utilize a portion of the revolving commitment.

     The new senior credit facility is fully and unconditionally guaranteed on a joint and several basis by substantially all of Movie Gallery’s existing and future, direct and indirect subsidiaries. The new senior credit facility is secured by first priority security interests in, and liens on, substantially all of Movie Gallery’s and its direct and indirect subsidiaries’ tangible and intangible assets (other than leasehold mortgages on stores) and first priority pledges of all the equity interests owned by Movie Gallery in its existing and future direct and indirect wholly-owned domestic subsidiaries and 66 2 / 3 % of the equity interests owned by Movie Gallery in its existing and future wholly-owned non-domestic subsidiaries.

     Borrowings under the new revolving credit facility and the new Term Loan A facility will generally bear interest based on a margin over, at Movie Gallery’s option, either the applicable base rate of Wachovia Bank, N.A. or the adjusted Eurodollar rate. Initially, the applicable margin for loans under the new revolving credit facility and Term Loan A facility will be a percentage rate per annum equal to (1) 1.75% for such loans bearing interest at the applicable base rate of Wachovia Bank, N.A. and (2) 2.75% for such loans bearing interest based on the adjusted Eurodollar rate. The applicable margin for loans under the new Term Loan B facility will be a percentage rate per annum equal to (1) 2.00% for such loans bearing interest at the applicable base rate of

Wachovia Bank, N.A. and (2) 3.00% for such loans bearing interest on the Adjusted Eurodollar rate. Beginning with the first fiscal quarter ended more than three months after the closing, the applicable margin for loans under the new revolving credit facility and new Term Loan A facility will vary based upon Movie Gallery’s leverage ratio, as defined in the new senior credit facility. The applicable margins for loans under the new Term Loan B facility will remain fixed for the life of such loans.

     Movie Gallery is permitted to voluntarily prepay principal amounts outstanding or reduce commitments under the new senior credit facility at any time, in whole or in part, without premium or penalty (except customary Eurodollar breakage costs, if any), upon the giving of proper notice and subject to certain limitations as to minimum amounts of prepayments. Subject to certain exceptions, Movie Gallery is required to prepay outstanding amounts under the new senior credit facility with between 75% and 50% of its excess cash flow and the net proceeds (unless reinvested) of certain asset dispositions, casualty insurance and condemnation recovery events. In addition, subject to certain exceptions, Movie Gallery is required to repay outstanding amounts under the new senior credit facility in an amount equal to (1) 50% of the net proceeds received from certain equity offerings if Movie Gallery’s pro forma leverage ratio after giving effect to such issuance would be greater than 2.0 to 1 and (2) 100% of the net proceeds received from the incurrence of certain indebtedness and (3) certain amounts in respect of claims under the merger agreement between us and Hollywood.

     The new senior credit facility contains customary and appropriate affirmative and negative covenants for financings of its type (subject to customary exceptions). These financial covenants include, without limitation:

•	a minimum fixed charge coverage ratio of 1.10 to 1;

•	a maximum leverage ratio of between 3.40 to 1 and 2.00 to 1;

•	a minimum interest coverage ratio of 3.00 to 1.

     Other covenants will, among other things, limit Movie Gallery’s ability to:

•	incur liens or other encumbrances;

•	make loans and investments;

•	make acquisitions;

•	incur additional debt;

•	enter into sale leaseback transactions;

•	incur certain contingent liabilities;

•	make certain restricted junior payments and other similar distributions or redemptions;

•	enter into mergers, consolidations and similar combinations;

•	sell assets or engage in similar transfers;

•	amend certain material agreements, including the indenture governing the notes;

•	make capital expenditures; and

•	engage in transactions with affiliates.

     The new senior credit facility contains customary events of default including, but not limited to:

•	failure to make payments when due under the new senior credit facility;

•	defaults under other material agreements or instruments of indebtedness;

•	noncompliance with covenants;

•	breaches of representations and warranties;

•	bankruptcy and insolvency events;

•	judgments in excess of specified amounts;

•	failure of any guaranty, pledge agreement, security agreement or mortgage supporting the new senior credit facility to be in full force and effect; and

•	a change of control.

     The foregoing descriptions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and Credit Agreement are qualified in their entirety by the copies of those documents that are included as exhibits to this current report on Form 8-K and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     Pursuant to an Agreement and Plan of Merger, dated as of January 9, 2005 (the “Merger Agreement”), by and among Movie Gallery, Hollywood Entertainment Corporation, an Oregon corporation (“Hollywood”), and TG Holdings, Inc., an Oregon corporation and a wholly-owned subsidiary of Movie Gallery (“TG Holdings”), TG Holdings merged with and into Hollywood on April 27, 2005, with Hollywood as the surviving corporation (the “Merger”). Upon completion of the Merger, Hollywood became a wholly-owned subsidiary of Movie Gallery.

     Pursuant to the Merger Agreement, Hollywood shareholders have the right to receive $13.25 in cash for each share of Hollywood common stock they own. The total merger consideration is valued at approximately $1.25 billion, which includes the assumption of Hollywood’s existing indebtedness.

Item 8.01. Other Events.

     On April 26, 2005, Movie Gallery issued a press release announcing the pricing of its offering of 11% Senior Notes due 2012. On April 27, 2005, Movie Gallery issued a press release announcing that it has completed its acquisition of Hollywood Entertainment Corporation. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

     Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(b)	Pro Forma Financial Information.

     Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(c) Exhibits.

10.1     Purchase Agreement, dated April 25, 2005, by and among Movie Gallery, Inc., the Guarantors named therein, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp.

10.2     Indenture, dated April 27, 2005, by and among Movie Gallery, Inc., the Guarantors named therein and SunTrust Bank, as Trustee.

10.3     Registration Rights Agreement, dated April 27, 2005, by and among Movie Gallery, Inc., the Guarantors named therein, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp.

10.4     Credit Agreement, dated April 27, 2005, by and among Movie Gallery, Inc., Movie Gallery Canada, Inc., the Initial Lenders and Initial Issuing Banks named therein, Wachovia Bank, N.A. as U.S. Administrative Agent, Congress Financial Corporation (Canada), as Canadian Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent and Bank of America, N.A., Calyon New York Branch and Canadian Imperial Bank of Commerce as Co-Documentation Agents.

99.1     Press Release dated April 26, 2005.

99.2.     Press Release dated April 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: April 29, 2005

MOVIE GALLERY, INC.
BY: /s/ Thomas D. Johnson
Thomas D. Johnson
Senior Vice President, Investor Relations

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

10.1	Purchase Agreement, dated April 25, 2005, by and among Movie Gallery, Inc., the Guarantors named therein, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp.

10.2	Indenture, dated April 27, 2005, by and among Movie Gallery, Inc., the Guarantors named therein and SunTrust Bank, as Trustee.

10.3	Registration Rights Agreement, dated April 27, 2005, by and among Movie Gallery, Inc., the Guarantors named therein, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and CIBC World Markets Corp.

10.4	Credit Agreement, dated April 27, 2005, by and among Movie Gallery, Inc., Movie Gallery Canada, Inc., the Initial Lenders and Initial Issuing Banks named therein, Wachovia Bank, N.A. as U.S. Administrative Agent, Congress Financial Corporation (Canada), as Canadian Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent and Bank of America, N.A., Calyon New York Branch and Canadian Imperial Bank of Commerce as Co-Documentation Agents.

99.1	Press Release dated April 26, 2005.

99.2	Press Release dated April 27, 2005